                                                                      EXHIBIT 16


           CALCULATION OF TOTAL RETURN -- CLASS A AND CLASS 1 SHARES



                       COMMON SENSE EMERGING GROWTH FUND


                     COMMON SENSE INTERNATIONAL EQUITY FUND

                            COMMON SENSE GROWTH FUND
                      COMMON SENSE GROWTH AND INCOME FUND
                          COMMON SENSE GOVERNMENT FUND
                        COMMON SENSE MUNICIPAL BOND FUND

     The above-referenced funds calculate their average annual total return quotations for the one, five, and ten year periods on the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the one, five, and ten year periods that would equate the initial amount invested to the ending redeemable value.

     The Common Sense Municipal Bond Fund calculates the average return quotations for the one, five, and ten year periods by finding the average compounded rates of return over the one, five and ten year periods on the date of the most recent balance sheet included in the registration statement, by finding the average compounded rates of return over the one, five, and ten year periods that would equate the initial amount invested to the ending redeemable value according to the following formula:

                                 P(1+T)[n]=ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one-year period at the end of the one-year period or
                  (fractional portion thereof);

     The calculations incorporate the following assumptions:

          1. The maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 payment.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period, i.e., any sales load charged upon reinvestment of dividends would be reflected.

          3. All recurring fees, if any, charged to all shareholder accounts are included.


          4. The ending redeemable value assumes a complete redemption at the end of the one, five and ten year period, and the deduction of all nonrecurring charges deducted at the end of that period.

                 CALCULATION OF TOTAL RETURN -- CLASS B SHARES


                            COMMON SENSE GROWTH FUND


                      COMMON SENSE GROWTH AND INCOME FUND


                          COMMON SENSE GOVERNMENT FUND


                     COMMON SENSE INTERNATIONAL EQUITY FUND


                       COMMON SENSE EMERGING GROWTH FUND


                        COMMON SENSE MUNICIPAL BOND FUND


     The above-referenced funds calculate their average annual total return quotations for Class B shares for the one, five, and ten year periods ended on the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the one, five, and ten year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                 P(1+T)[n]=ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1000 payment made at the beginning of the one, five, and ten year periods at the end of the one, five, and ten year periods [or fractional portion thereof];

     These calculations incorporate the following assumptions:

          1. Assumes an initial $1,000 payment with the applicable contingent deferred sale charge imposed upon redemption.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of each period.

                              CALCULATION OF YIELD

                          COMMON SENSE GOVERNMENT FUND
                        COMMON SENSE MUNICIPAL BOND FUND


     The Common Sense Government Fund and the Common Sense Municipal Bond Fund calculate their yield quotations based on a 30-day period ended on the date of the most recent balance sheet included in the registration statement, by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period, according to the following formula:


                            YIELD (y)=2[(a-b+1)6-1]
                                        -------
                                        cd

Where:  a    =    dividends and interest earned during the period

        b    =    expenses accrued for the period (net of reimbursements)

        c    =    the average daily number of shares outstanding during the period that were entitled to receive dividends

        d    =    the maximum offering price per share on the last day of the period


    COMMON SENSE
MUNICIPAL BOND CLASS
          1
---------------------
a     =       569,071
b     =        84,359
c     =     8,582,925
d     =         14.46
y     =          4.73



                          COMMON SENSE GOVERNMENT FUND



      CLASS A                CLASS B                 CLASS 1
-------------------    -------------------    ----------------------
a     =      50,362    a     =      48,155    a     =      1,821,909
b     =      22,368    b     =      27,063    b     =        210,755
c     =     762,326    c     =     728,948    c     =     30,819,711
d     =       12.76    d     =       12.15    d     =          11.44
y     =        3.48    y     =        2.88    y     =           5.55

                              CALCULATION OF YIELD

                         COMMON SENSE MONEY MARKET FUND


     The Common Sense Money Market Fund calculated its annualized current yield quotation for its Class 1 shares based on the seven days ended on the date of the most recent balance sheet included in the registration statement, computed by determining the net change, exclusive of capital charges, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period by (365/7).


                  Subsidized Annualized Current Yield = 4.79%

                Non Subsidized Annualized Current Yield = 4.50%

     The Common Sense Money Market Fund calculates its effective yield based on the seven days ended on the date of the most recent balance sheet included in the registration statement, computed by determining the net change, exclusive of capital charges, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, according to the following formula:

             Effective Yield = [(Base Period Return = 1) 365/7] -1

                       Subsidized Effective Yield = 4.91%

                     Non-Subsidized Effective Yield = 4.60%

                      CALCULATION OF TAX EQUIVALENT YIELD

                        COMMON SENSE MUNICIPAL BOND FUND


     The Fund calculates its tax equivalent yield on its Class 1 shares based on a 30-day (or one month) period ended on the date of the most recent balance sheet included in the registration statement, computed by dividing that portion of the yield of the Fund as disclosed above which is tax-exempt by one minus a stated income tax rate (in this case 28%) and adding the product to that portion, if any, of the yield of the Fund that is not tax-exempt.


                          Tax equivalent Yield = 7.39%